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                                                                    Exhibit 10.2



                                CO-OPERATION AGREEMENT

between

Marine Shuttle Operations AS
c/o Rogaland Consultants AS
Luramyrveien 23
N-4301 Sandnes
Norway

                                            - hereinafter referred to as "MSO" -

and

Schuller Industrieentsorgung GmbH
Rotherstrasse 7
10245 Berlin
Germany

                                         hereinafter referred to as "Schuller" -

Whereas MSO intends to build and operate marine vessels specially designed for the installation, transport and decommissioning of Offshore platforms (hereinafter referred to as "Offshore Shuttle"),

Whereas MSO is about to enter into a Head License Agreement with Offshore Shuttle AS providing for the exclusive license to build and operate five Offshore Shuttles,

Whereas Schuller and its affiliates are engaged in the Waste Management Business, and whereas Schuller intends to co-operate with MSO within the Offshore Shuttle Project in the areas of Waste Management, Oil Pollution Prevention and Clean-up and Onshore Dismantling,

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the parties hereby agree as follows:


                               I. SERVICES OF SCHULLER

Provided that Schuller and MSO agree by signing a seperate written contract that Schuller becomes involved in a certain project of the Offshore Shuttle Schuller will render the following services to MSO:

1.   WASTE MANAGEMENT

     Schuller will act as Waste Manager whose services include but are not limited to

     -    Inspection of the installation and inventory of all major wastes;

     - Development of a workable concept for the environmentally friendly and economically sensible disposal of all wastes, using the priority scale: reuse - recycling - disposal, and keeping the necessary energy input and resulting level of emissions as low as reasonably possible (ALARP principle);

     - Execution of waste disposal activities as the decommissioning work is being carried out. This includes negotiations with and choice of qualified subcontractors as well as accepting the responsibility for and performing inspections of the quality of the work being done by the chosen subcontractors during the decommissioning activities;

     - Drafting of the documentation required by law for tracing the disposal routes for each waste from the time of removal of the waste from the installation to the date of final disposal. This also includes negotiations with public officials and acquisition of permits necessary for waste management activities.

2.   OIL POLLUTION PREVENTION AND CLEAN-UP

     Schuller will provide MSO with a draft concept consisting of measures to be taken to prevent the pollution of the sea from accidental oil releases and measures to be taken to expedite the clean-up of such pollution in the event of a release. This includes the provision, installation and final disposal of equipment for oil containment and adsorption, such as oil booms, adsorption mats, etc.


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3.   ONSHORE DISMANTLING

     Schuller will provide MSO with an offer to perform the work required to dismantle, on land, sections of offshore installations removed and brought onshore by the Shuttle. This includes identification of and negotiations with suitable ship yards, hiring of the foremen for and coordination of the dismantling work, as well as provision of the waste management services described in section I. 1.of this Agreement for the dismantling of the sections on land.


                             II. COMPENSATION OF SCHULLER

1. For services rendered under this Agreement Schuller will receive a compensation in NOK (plus VAT if applicable) to be calculated as follows:

     Labor
     -----

     Type of Work        1st Shift      2nd Shift      3rd Shift
     ------------        ---------      ---------      ---------

     Onshore work           340
     Inshore work           385           + 10%          + 20%
     Offshore work          460


     MANAGEMENT AND STAFF

     Shift     Group 1           Group 2          Group 3       Group 4
     -----     -------           -------          -------       -------

               Senior engineer   Exp. Engineer    Engineers     Administration
               Senior Staff      Staff personnel  Secretaries   Junior personnel
                                 Foreman

      1st        620               560              480           410

      2nd      -------------------------- + 10 % ------------------------------

      3rd      -------------------------- + 20 % ------------------------------


2. The hourly rates for labor, management and staff will be adjusted annually to reflect inflation.

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3.   In addition Schuller will be reimbursed for the travel expenses, accommodations, meals and any additional fees incurred from the relocation or ordering of management personnel to locations outside the Stavanger area during a project period.

                       III. FURTHER OBLIGATIONS OF THE PARTIES

1. Once Schuller becomes involved in a certain Offshore Shuttle project the parties will co-operate in good faith and keep each other informed about all relevant project information. MSO therefore will to the best of its knowledge provide Schuller with copies of all relevant documents necessary for Schuller to perform the services as described in section I. of this Agreement. Schuller will return any of these documents to MSO 10 (ten) days after having received a written notice by MSO to do so.

2. Schuller guarantees to perform the services as described in section I. of this Agreement carefully, to the best of its knowledge and each time carefully considering the actual standards of the latest techniques.

3. Any subcontracting of services as described in section I. of this Agreement by Schuller needs the prior written consent of MSO. Additional costs incurred by any subcontracted work will be invoiced separately to MSO. There will be no mark-up on subcontracted work except for a management fee of 5%.


                               IV. TERM AND TERMINATION

This Agreement shall be in effect for a period of five years. Thereafter this Agreement shall renew for successive periods of one year unless terminated by either party upon three months prior written notice.


                                   V. MISCELLANEOUS

1. The parties may not assign any rights or delegate any duties they have assumed hereunder without the prior written consent of the other party. This Agreement is personal to the parties.

2. This Agreement will be governed by and construed in accordance with the internal laws of Germany. The parties agree that any appropriate court located in Munich will have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and will be a proper forum in which to adjudicate such case or controversy. The parties expressly consent to personal jurisdiction and venue in such courts.

3. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by all parties hereto.

4. Each of the covenants and agreements herein above contained will be deemed separate, severable and independent covenants, and in the event that any covenant will be declared invalid by any court of competent jurisdiction, such invalidity will not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

5. Captions and section headings used herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

6. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

     EXECUTED AS OF _______________.


SCHULLER


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MSO


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